Exhibit 10.4

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: August       , 2007

Original Conversion Price (subject to adjustment herein): $0.34

$

AMORTIZING SENIOR SECURED CONVERTIBLE DEBENTURE

THIS AMORTIZING DEBENTURE is one of a series of duly authorized and issued Amortizing Senior Secured Convertible Debentures of Advanced Cell Technology, Inc., a Delaware corporation, having a principal place of business at  Alameda, California (the “Company”), designated as its Amortizing Senior Secured Convertible Debenture (this debenture, the “Debenture” and collectively with the other such series of debentures, the “Debentures”).

FOR VALUE RECEIVED, the Company promises to pay to                                                      or its registered assigns (the “Holder” and all holders of the Debentures, collectively the “Holders”), or shall have paid pursuant to the terms hereunder, the principal sum of $                       by August           , 2010, or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder (the “Maturity Date”).  This Debenture is subject to the following additional provisions:

Section 1.                                            Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (a) capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Business Day” means any day except any Saturday, any Sunday and any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Buy-In” shall have the meaning set forth in Section 4(d)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers its assets, as an entirety or substantially as an entirety, to another Person and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company  is a party or by which it is bound, providing for any of the events set forth above in (i) or (iv).

“Common Stock” means the common stock, par value $0.001 per share, of the Company and stock of any other class of securities into which such securities may hereafter have been reclassified or changed into.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means the shares of Common Stock issuable upon conversion of this Debenture in accordance with the terms.

“Debenture Register” shall have the meaning set forth in Section 2(c).

“Deferred Conversion Price” shall mean the redemption of this Debenture pursuant to Section 6(b)(ii) hereof.

“Deferred Redemption” shall mean the redemption of this Debenture pursuant to Section 6(b)(ii) hereof.

 “Deferred Redemption Amount” shall mean, as to a Deferred Redemption, the applicable Monthly Redemption Amount.

“Deferred Redemption Date” means (i) for cash, the date the Holder requests the Deferred Redemption and (ii) for Conversion Shares, the 5th Trading Day following the Deferred Redemption Notice Date.

“Deferred Redemption Notice” shall have the meaning set forth in Section 6(b)(ii) hereof.

“Deferred Redemption Notice Date” shall have the meaning set forth in Section 6(b)(ii) hereof.

“Deferred Redemption Period” shall have the meaning set forth in Section 6(b)(ii) hereof.

“Deferred Redemption Share Amount” shall have the meaning set forth in Section 6(b)(ii) hereof.

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Effectiveness Period” shall have the meaning given to such term in the Registration Rights Agreement.

“Equity Conditions” shall mean, during the period in question, (i) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notice of Conversions of the Holder, if any, (ii) all liquidated damages and other amounts owing to the Holder in respect of this Debenture shall have been paid; (iii) either (A) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares in question, or issuable pursuant to the portion of this Debenture in question (and the Company is not aware of any information that would cause it to believe such use would be interrupted), or (B) the shares in question, or the shares issuable pursuant to the portion of this Debenture in question, may be immediately resold pursuant to Rule 144,  (iv) the Common Stock is trading on the Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on a Trading Market (and the Company is not aware of any information that would cause it to believe trading would be interrupted), (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vi) there is then existing no Event of Default, (vii) the issuance of the shares in question (or, in the case of a redemption, the shares issuable upon conversion in full of the redemption amount) to the Holder would not violate the limitation set forth in Section 4(c), (viii) no public announcement of a pending or proposed Fundamental Transaction, Change of Control Transaction or acquisition transaction has occurred that has not been consummated, (ix) except as required by the terms of the Transaction Documents, the Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information and (x) in a period of 20 consecutive Trading Days prior to the applicable date in question, the average daily trading volume for the Common Stock on the principal Trading Market exceeds 200,000 shares.

“Event of Default” shall have the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Redemptions” means redemption of shares by the Company solely as a result of a redemption of a de minimus number of shares from employees, officers or directors of the Company pursuant to termination of employment or resolution of employment disputes with any such Persons, which issuances are approved by the Board of Directors.

“Forced Conversion” shall have the meaning set forth in Section 6(d).

“Forced Conversion Notice” shall have the meaning set forth in Section 6(d).

“Forced Conversion Notice Date” shall have the meaning set forth in Section 6(d).

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Mandatory Default Amount”  shall equal the sum of (i) the greater of: (A) 120% of the principal amount of this Debenture to be prepaid plus 100% of the accrued and unpaid interest hereon, or (B) the principal amount of this Debenture to be prepaid, divided by the Conversion Price on (x) the date the Mandatory Default Amount is demanded or otherwise due or (y) the date the Mandatory Default Amount is paid in full, whichever is less, multiplied by the Closing Price on (x) the date the Mandatory Default Amount is demanded or otherwise due or (y) the date the Mandatory Default Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

“Monthly Conversion Period” shall have the meaning set forth in Section 6(b)(i) hereof.

“Monthly Conversion Price” shall have the meaning set forth in Section 6(b)(i) hereof.

“Monthly Redemption” shall mean the redemption of this Debenture pursuant to Section 6(b)(i) hereof.

 “Monthly Redemption Amount” shall mean, as to a Monthly Redemption, an amount determined by dividing the principal amount of this Note outstanding on the Original Issue Date by the number of calendar months from the first Monthly Redemption Date until the Maturity Date, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the Holder in respect of this Debenture.

“Monthly Redemption Date” means the 1st Trading Day of each month, commencing on the earlier of (i) September 1, 2008, (ii) the first such date immediately following the Effective Date of the initial Registration Statement but in no event prior to February 1, 2008 and (iii) the first such date immediately following the date that the Conversion Shares may be sold by the Holder pursuant to Rule 144 (or its successor Rule) without volume or manner restrictions but in no event prior to February 1, 2008 and ending upon the full redemption of this Debenture.

“Monthly Redemption Notice” shall have the meaning set forth in Section 6(b)(i) hereof.

“Monthly Redemption Period” shall have the meaning set forth in Section 6(b)(i) hereof.

“Monthly Redemption Share Amount” shall have the meaning set forth in Section 6(b)(i) hereof.

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Optional Redemption” shall have the meaning set forth in Section 6(a).

“Optional Redemption Amount” shall mean the sum of (i) 100% of the principal amount of the Debenture then outstanding and (ii) all liquidated damages and other amounts due in respect of the Debenture.

“Optional Redemption Notice” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a).

“Original Issue Date” shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

“Permitted Indebtedness” means trade payables, indebtedness consisting of capitalized lease obligations and purchase money indebtedness incurred in connection with acquisition of capital assets and obligations under sale-leaseback arrangements with respect to newly acquired or leased assets; provided, however, that in each case such obligations are not secured by liens on any assets of the Company or its Subsidiaries existing as of the date of the Purchase Agreement and may only be secured by the assets so acquired or leased thereafter.

“Permitted Lien” mean (a) Liens with respect to the payment of taxes or governmental charges in all cases which are not yet due or which are subject to a good faith contest; (b) any Liens incurred in connection with Permitted Debt provided that such liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased; (c) statutory Liens of landlords or equipment lessors against any property of the Company or its Subsidiaries existing as of the date of the Purchase Agreement in favor of suppliers, mechanics, carriers, materialmen, warehousemen or workmen; and (d) Liens created under the Security Agreement.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Pre-Redemption Conversion Shares” shall have the meaning set forth in Section 6(b)(i) hereof.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of August   , 2007, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Conversion Shares and naming the Holder as a “selling stockholder” thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” shall have the meaning given to such term in the Purchase Agreement.

“Threshold Period” shall have the meaning given to such term in Section 6(d).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

Section 2.                                            Interest and Prepayment.  No regularly scheduled interest payments shall be made on this Debenture. Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

Section 3.                                            Registration of Transfers and Exchanges.

a)                                      Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same.  No service charge will be made for such registration of transfer or exchange.

b)                                     Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c)                                      Reliance on Debenture Register. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.                                            Conversion.

a)                                      Voluntary Conversion. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time (subject to the limitations on conversion set forth in Section 4(c) hereof).  The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion is to be effected (a “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder.  To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion.  The Holder and the Company shall maintain records showing the principal amount converted and the date of such conversions.  The Company shall deliver any objection to any Notice of Conversion within 1 Business Day of receipt of such notice.  In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

b)                                     Conversion Price.  The conversion price in effect on any Conversion Date shall be equal to $0.34 (subject to adjustment herein)(the “Conversion Price”).

c)                                      Holder’s Restriction on Conversion.  The Company shall not effect any conversion of this Debenture, and the Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company  subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures or the Warrants) beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(c)(ii), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  To the extent that the limitation contained in this Section 4(c)(ii) applies, the determination of whether this Debenture is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Debenture is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Debenture may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Debenture is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.   For purposes of this Section 4(c)(ii), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent Form 10-QSB or Form 10-KSB, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder.  The Beneficial Ownership Limitation provisions of this Section 4(c)(ii) may be waived by the Holder, at the election of the Holder, upon not less than 61 days’ prior notice to the Company, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the provisions of this Section 4(c)(ii) shall continue to apply.  Upon such a change by the Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by the Holder.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c)(ii) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

d)             Mechanics of Conversion

i.                                          Conversion Shares Issuable Upon Conversion of Principal Amount.  The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

ii.                                       Delivery of Certificate Upon Conversion. Not later than three Trading Days after any Conversion Date, the Company will deliver or cause to be delivered to the Holder a certificate or certificates representing the Conversion Shares which shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Debenture. The Company shall, if available and if allowed under applicable securities laws, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

iii.                                    Failure to Deliver Certificates.  If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of this Debenture tendered for conversion.

iv.                                   Obligation Absolute; Partial Liquidated Damages.  If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the third Trading Day after the Conversion Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day after 5 Trading Days after such damages begin to accrue) for each Trading Day after such third Trading Day until such certificates are delivered.  The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder.  In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the principal amount of this Debenture outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment.  In the absence of an injunction precluding the same, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion.  Nothing herein shall limit the Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 herein for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v.                                      Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the third Trading Day after the Conversion Date, and if after such third Trading Day the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder anticipated receiving from the conversion at issue multiplied by (2) the actual sale price of the Common Stock at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements under Section 4(d)(ii).  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares at the time of the sale (including brokerage commissions, if any) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.  Notwithstanding anything contained herein to the contrary, if the Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay the Holder liquidated damages under Section 4(d)(iv) in respect of the certificates resulting in such Buy-In.

vi.                                   Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture, as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder (and the other holders of the Debentures), not less than such number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the outstanding principal amount of this Debenture.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Registration Statement is then effective under the Securities Act, registered for public sale in accordance with such Registration Statement.

vii.                                Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Closing Price at such time.  If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

viii.                             Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.                                            Certain Adjustments.

a)                          Stock Dividends and Stock Splits.  If the Company, at any time while this Debenture is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Debenture), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)                                     Subsequent Equity Sales.  If the Company or any Subsidiary thereof, as applicable, at any time while this Debenture is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances collectively, a “Dilutive Issuance”), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance.  The Company shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, after the date of such

Dilutive Issuance the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c)                          Subsequent Rights Offerings.  If the Company, at any time while the Debenture is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP.  Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

d)                         Pro Rata Distributions. If the Company, at any time while this Debenture is outstanding, shall distribute to all holders of Common Stock (and not to the holders of the Debenture) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Closing Price determined as of the record date mentioned above, and of which the numerator shall be such Closing Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e)                          Fundamental Transaction. If, at any time while this Debenture is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”).  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder’s right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (d) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

f)                            Calculations.  All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g)                         Notice to the Holder.

i.                                          Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any of this Section 5, the Company shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement).

ii.                                       Notice to Allow Conversion by Holder.  If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be mailed to the Holder at its last addresses as it shall appear upon the  stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to convert this Debenture during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

Section 6.                                            Redemption and Forced Conversion.

a)                          Optional Redemption at Election of Company.  Subject to the provisions of this Section 6 the Company may deliver a notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then outstanding Debentures, for an amount, in cash, equal to the Optional Redemption Amount on the 10th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date” and such redemption, the “Optional Redemption”).  The Optional Redemption Amount is due in full on the Optional Redemption Date.  The Company may only effect an Optional Redemption if during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date such Optional Redemption Amount is paid to the Holder, each of the Equity Conditions shall have been met.  If any of the Equity Conditions shall cease to be satisfied at any time during the required period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company within 3 Trading Days after the first day on which any such Equity Condition has not been met (provided that if, by a provision of the Transaction Documents the Company is obligated to notify the Holder of the non-existence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Company) in which case the Optional Redemption Notice shall be null and void, ab initio.  The Company covenants and agrees that it will honor all Notices of Conversions tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full.

b)                                     Monthly Redemption.

i.                                          On each Monthly Redemption Date, the Company shall redeem the Monthly Redemption Amount, the sum of all liquidated damages and any other amounts then owing to the Holder in respect of this Debenture (the “Monthly Redemption”). The Monthly Redemption Amount due on each Monthly Redemption Date shall be paid in cash; provided, however, as to any Monthly Redemption and upon 20 Trading Days’ prior written irrevocable notice (the “Monthly Redemption Notice” and the 20 Trading Day period immediately following the Monthly Redemption Notice, the “Monthly Redemption Period”), in lieu of a cash redemption payment the Company may elect to pay all or part of a Monthly Redemption Amount in Conversion Shares (such dollar amount to be paid on a Monthly Redemption Date in Conversion Shares, the “Monthly Redemption Share Amount”) based on a conversion price equal to the lesser of (i) the then Conversion Price and (ii) 80% of the average of the 10 Closing Prices immediately prior to the applicable Monthly Redemption Date (subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock during such 10 Trading Day period) (the price calculated during the 10 Trading Day period immediately prior to the Monthly Redemption Date, the “Monthly Conversion Price” and such period, the “Monthly Conversion Period”); provided, further, that the Company may not pay the Monthly Redemption Amount in Conversion Shares unless, (y) from the date the Holder receives the duly delivered Monthly Redemption Notice through and until the date such Monthly Redemption is paid in full, the Equity Conditions, unless waived in writing by the Holder, have been satisfied and (z) as to such Monthly Redemption, prior to such Monthly Redemption Period (but not more than 5 Trading Days prior to the commencement of the Monthly Redemption Period), the Company shall have delivered to the Holder’s account with The Depository Trust Company a number of shares of Common Stock to be applied against such Monthly Redemption Share Amount equal to the quotient of (x) the applicable Monthly Redemption Share Amount divided by (y) the lesser of (1) the then Conversion Price and (2) the Monthly Conversion Price assuming for such purposes that the Monthly Conversion Period ends 5 Trading Days prior to the actual Monthly Redemption Period  (the “Pre-Redemption Conversion Shares”).  The Holder may convert, pursuant to Section 4(a), any principal amount of this Debenture subject to a Monthly Redemption at any time prior to the date that the Monthly Redemption Amount and all amounts owing thereon are due and paid in full.  Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any principal amount of this Debenture converted during the applicable Monthly Redemption Period until the date the Monthly Redemption Amount is paid in full shall be first applied to the principal amount subject to the Monthly Redemption Amount payable in cash and then to the Monthly Redemption Share Amount.  Any principal amount of this Debenture converted during the applicable Monthly Redemption Period in excess of the Monthly Redemption Amount shall be applied against the last principal amount of this Debenture scheduled to be redeemed hereunder, in reverse time order from the Maturity Date; provided, however, if any such conversion is applied to such Monthly Redemption Amount, the Pre-Redemption Conversion Shares, if any were issued in connection with such Monthly Redemption or were not already applied to such conversions, shall be first applied against such conversion.  The Company covenants and agrees that it will honor all Notice of Conversions tendered up until such amounts are paid in full.  The Company’s determination to pay a Monthly Redemption in cash, shares of Common Stock or a combination thereof shall be applied ratably to all of the holders of the Debentures based on their (or their predecessor’s) initial purchases of Debentures pursuant to the Purchase Agreement.  At any time the Company delivers a notice to the Holder of its election to pay the Monthly Redemption Amount in shares of Common Stock, the Company shall file a prospectus supplement pursuant to Rule 424 disclosing such election.

ii.                                       Notwithstanding anything to the contrary in Section 6(b)(i), the Holder shall have the right to defer up to 3 Monthly Redemptions (whether in cash or shares) in any 12 month period until a future date determined at the Holder’s sole discretion (each a “Deferred Redemption”). In the event the Holder elects to receive a cash Deferred Redemption, such Deferred Redemption shall be payable pursuant to the procedures for payment under a Monthly Redemption in Section 6(b)(i) on the Deferred Redemption Date. In the event the Holder elects to receive a share Deferred Redemption, the Holder shall provide the Company at least 5 days’ prior written notice (the “Deferred Redemption Notice” and such date, the “Deferred Redemption Notice Date”) of its election to receive payment of such Deferred Redemption (such shares, the “Deferred Redemption Share Amount”) which shall be based on a conversion price equal to 80% of the average of the 10 Closing Prices immediately prior to the Deferred Redemption Notice Date (subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock during such 10 Trading Day period) (the price calculated during the 10 Trading Day period immediately prior to the Deferred Redemption Date, the “Deferred Conversion Price” and such period, the “Deferred Redemption Period”). The Holder may convert, pursuant to

Section 4(a), any principal amount of this Debenture subject to a Deferred Redemption at any time prior to the date that the Deferred Redemption Amount and all amounts owing thereon are due and paid in full.  Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any principal amount of this Debenture converted during a Deferred Redemption Period until the date the Deferred Redemption Amount is paid in full shall be first applied to the principal amount subject to the Deferred Redemption Amount payable in cash and then to the Deferred Redemption Share Amount.  Any principal amount of this Debenture converted during the applicable Deferred Redemption Period in excess of the Deferred Redemption Amount shall be applied against the last principal amount of this Debenture scheduled to be redeemed hereunder, in reverse time order from the Maturity Date; provided, however, if any such conversion is applied to such Deferred Redemption Amount, the Deferred Redemption Conversion Shares, if any were issued in connection with such Deferred Redemption or were not already applied to such conversions, shall be first applied against such conversion.  The Company covenants and agrees that it will honor all Notice of Conversions tendered up until such amounts are paid in full.  At any time a Holder delivers a Deferred Redemption Notice, the Company shall file a prospectus supplement pursuant to Rule 424 disclosing such election.

c)                                      Redemption Procedure.  The payment of cash pursuant to the Monthly Redemption, an Optional Redemption or a Deferred Redemption, shall be made on the Monthly Redemption Date, the Optional Redemption Date or the Deferred Redemption Date, as applicable.  If any portion of the cash payment for a Monthly Redemption, an Optional Redemption or a Deferred Redemption, as applicable shall not be paid by the Company by the respective due date, interest shall accrue thereon at the rate of 18% per annum (or the maximum rate permitted by applicable law, whichever is less) until the payment of the Monthly Redemption Amount, the Optional Redemption Amount or the Deferred Redemption Amount, as applicable, plus all amounts owing thereon is paid in full.  Alternatively, if any portion of the Monthly Redemption Amount, the Optional Redemption Amount or the Deferred Redemption Amount, as applicable, remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary, and, with respect the failure to honor the Optional Redemption as applicable, the Company shall have no further right to exercise such Optional Redemption.  Notwithstanding anything to the contrary in this Section 6, the Company’s determination to redeem in cash or its elections under Section 6(b) shall be applied among the Holders of Debentures ratably. The Holder may elect to convert the outstanding principal amount of the Debenture pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by fax delivery of a Notice of Conversion to the Company.

d)                                     Forced Conversion. Notwithstanding anything herein to the contrary, if after the Effective Date, (i) each of the Closing Prices for any 20 consecutive Trading Days (such period commencing only after the Effective Date, such period the “Threshold

Period”)) exceeds the then Conversion Price by 200% (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the Original Issue Date) or (ii) the Company consummates a bona fide firm commitment public underwritten offering of the Common Stock by a nationally recognized investment bank of its Common Stock for an offering price that is equal to or exceeds the then Conversion Price by 200%, the Company may, within 1 Trading Day of the end of any such period or offering, deliver a notice to the Holder (a “Forced Conversion Notice” and the date such notice is received by the Holder, the “Forced Conversion Notice Date”) to cause the Holder to immediately convert all or part of the then outstanding principal amount of Debentures pursuant to Section 4.  The Company may only effect a Forced Conversion Notice if all of the Equity Conditions are met through the applicable Threshold Period (or public offering period) until the date of the applicable Forced Conversion and through and including the date such shares of Common Stock are issued to the Holder.  Any Forced Conversion shall be applied ratably to all Holders based on their initial purchases of Debentures pursuant to the Purchase Agreement.  For purposes of clarification, a Forced Conversion shall be subject to all of the provisions of Section 4, including, without limitation, the provision requiring payment of liquidated damages and limitations on conversions.

Section 7.                                            Negative Covenants. So long as any portion of this Debenture is outstanding, unless the Holders of at least 67% of the principal amount of Debentures then outstanding give prior written consent, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

a)                                      except for Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b)                                     except for Permitted Liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c)                                      amend its articles of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of the Holder;

d)                                     repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to the Conversion Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents;

e)                                      enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

f)                                        pay cash dividends or distributions on any equity securities of the Company; or

g)                                     enter into any agreement with respect to any of the foregoing

Section 8.                                            Events of Default.

a)                                      “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.                                          any default in the payment of (A) the principal amount of any Debenture, or (B) other fees owing on any Debenture, or liquidated damages in respect of, any Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of defaults under clause (B) above, is not cured, within 3 Trading Days;

ii.                                       the Company shall fail to observe or perform any other covenant or agreement contained in this Debenture or any other Debenture (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion which breach is addressed in clause (xi) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such default sent by the Holder or by any other Holder and (B)10 Trading Days after the Company shall become or should have become aware of such failure;

iii.                                    a default or event of default (subject to any grace or cure period provided for in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is bound;

iv.                                   any representation or warranty made herein, in any other Transaction Documents, in any written statement pursuant hereto or thereto, or in any other report, financial statement or certificate made or delivered to the Holder or any other holder of Debentures shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v.                                      (i) the Company or any of its Subsidiaries shall commence a case, as debtor, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Subsidiary thereof or (ii) there is commenced a case against the Company or any Subsidiary thereof, under any applicable bankruptcy or insolvency laws, as now or hereafter in effect or any successor thereto which remains undismissed for a period of 60 days; or (iii) the Company or any Subsidiary thereof is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or (v) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors; or (vi) the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (vii) the Company or any Subsidiary thereof shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (viii) the Company or any Subsidiary thereof shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or (ix) any corporate or other action is taken by the Company or any Subsidiary thereof for the purpose of effecting any of the foregoing; provided, however, in the event the Company calls a meeting with the Holders to discuss any of the foregoing, such event shall not be deemed to trigger this Event of Default;

vi.                                   the Company or any Subsidiary shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $150,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii.                                the Common Stock shall not be eligible for quotation on or quoted for trading on a Trading Market and shall not again be eligible for and quoted or listed for trading thereon within five Trading Days;

viii.                             the Company shall be a party to any Change of Control Transaction or Fundamental Transaction, shall agree to sell or dispose of all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction) or shall, other than an Exempt Redemption, redeem or repurchase more than a de minimis number of its outstanding shares of Common Stock or other equity securities of the Company

(other than redemptions of Conversion Shares and repurchases of shares of Common Stock or other equity securities of departing officers and directors of the Company; provided such repurchases shall not exceed $100,000, in the aggregate, for all officers and directors during the term of this Debenture);

ix.                                     a Registration Statement shall not have been declared effective by the Commission on or prior to the 180th calendar day after the Closing Date;

x.                                        if, during the Effectiveness Period (as defined in the Registration Rights Agreement), the effectiveness of the Registration Statement lapses for any reason or the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement, in either case, for more than 30 consecutive Trading Days or 60 non-consecutive Trading Days during any 12 month period; provided, however, that in the event that the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and in the written opinion of counsel to the Company, the Registration Statement, would be required to be amended to include information concerning such transactions or the parties thereto that is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional 10 consecutive Trading Days during any 12 month period relating to such an event;

xi.                                     the Company shall fail for any reason to deliver certificates to the Holder prior to the third Trading Day after a Conversion Date or any Forced Conversion Date pursuant to and in accordance with Section 4(d) or the Company shall provide notice to the Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversions of any Debentures in accordance with the terms hereof;

xii.                                  William Caldwell is terminated as chief executive officer of the Company; or

xiii.                               any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b)                                     Remedies Upon Event of Default. If any Event of Default occurs, the full principal amount of this Debenture, together with other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash.   The aggregate amount payable upon an Event of Default shall be equal to the Mandatory Default Amount.  Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.  Upon the payment in full of the Mandatory Default Amount on this entire Debenture the Holder shall promptly surrender this Debenture to or as directed by the Company.  The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it.  No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9.                                            Miscellaneous.

a)                                      Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number                                  , Attn:                                                                                or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)                                     Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed.  This Debenture is a direct debt obligation of the Company.  This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

c)                                      Lost or Mutilated Debenture.  If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

d)                                     Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

e)                                      Amendments and Waivers.  This Debenture, or any provisions hereof, may be modified or amended or the provisions hereof waived with the prior written consent of the Company and the Holder.  Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture.

f)                                        Severability.  If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g)                                     Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)                                     Headings.  The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

i)                                         Assumption.  Any successor to the Company or surviving entity in a Fundamental Transaction shall (i) assume in writing all of the obligations of the Company under this Debenture and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) prior to such Fundamental Transaction and (ii) to issue to the Holder a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Debentures held by the Holder and having similar ranking to this Debenture, and satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed).  The provisions of this Section 9(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Debenture.

j)                                         Secured Obligation.  The obligations of the Company under this Debenture are secured by all assets of the Company and each Subsidiary pursuant to the

Security Agreement, dated as of August     , 2007, between the Company, [the Subsidiaries of the Company and the Secured Parties (as defined therein).

*********************

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

ADVANCED CELL TECHNOLOGY, INC.

By:
Name:
Title:

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Amortizing Senior Secured Convertible Debenture of Advanced Cell Technology, Inc., a Delaware corporation (the “Company”) into shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act, specified under Section 4 of this Debenture.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Debenture to be Converted:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address:

Schedule 1

CONVERSION SCHEDULE

The Amortizing Senior Secured Convertible Debentures in the aggregate principal amount of $                    issued by Advanced Cell Technology, Inc.  This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated: August        , 2007

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest